Exhibit 16.1
                                                                    ------------


                 [letterhead of Rothstein, Kass & Company, P.C.]


March 11, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the statements that we understand MM Companies, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change in auditors.

We agree with such statements made regarding our Firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/ Rothstein, Kass & Company, P.C.










                                       5